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                                                                       EXHIBIT 7


                                                August
                                                14th
                                                1 9 9 7


Talbert Medical Management
  Holdings Corporation
3540 Howard Way
Costa Mesa, California  95656

                 Re:      Stay Bonuses

Ladies and Gentlemen:

                 Pursuant to Section 7.10(e) of the Agreement and Plan of Merger, dated as of August 14, 1997, among the undersigned and you (the "Merger Agreement"), we hereby agree with you that we will, at the time or times specified in that section, pay, or cause the Surviving Corporation to pay, cash stay bonuses to the persons, and in the amounts, specified on the attached schedule.

                 We represent and warrant that the execution, delivery and performance of this letter has been duly authorized by each of the undersigned and that this letter constitutes the legally binding agreement of each of the undersigned, enforceable against each of the undersigned in accordance with its terms.

                 All capitalized terms used but not defined in this letter agreement shall have the meanings given to them by the Merger Agreement.

                                           Very truly yours,

                                           MEDPARTNERS, INC.


                                           By:  /s/ J. BROOKE JOHNSTON, JR.
                                                -------------------------------
                                           Its: Senior VP and General Counsel
                                                -------------------------------
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Page 2 - Talbert Medical Management - August 14, 1997
            Holdings Corporation


                                           TALMED MERGER CORPORATION


                                           By:  /s/ J. BROOKE JOHNSTON, JR.
                                                -------------------------------
                                           Its: Senior Vice President
                                                -------------------------------

Accepted and Agreed
as of August 14, 1997:

Talbert Medical Management
  Holdings Corporation

By:      /s/ JACK D. MASSIMINO
         -----------------------------------
Its:     President and CEO
         -----------------------------------